EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2003 is presented to give effect to the acquisition of IXOS as if it occurred on December 31, 2003. As the acquisitions of Centrinity, Corechange, Eloquent and Gauss had been completed as of that date, the consolidated balance sheet of Open Text at December 31, 2003 already reflects those transactions. The unaudited pro forma condensed consolidated statement of operations of Open Text is presented as if the acquisitions of Centrinity, Corechange, Eloquent, Gauss and IXOS had taken place on July 1, 2003. As the acquisitions of Centrinity, Corechange and Eloquent had been completed as of July 1, 2003, the statement of operations of Open Text for the six-month period ended December 31, 2003 already reflects their results from operations. The unaudited pro forma condensed financial statements presented herein reflect the restated financial statements of IXOS for each of the periods presented.

The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Open Text, Centrinity, Corechange, Eloquent, Gauss and IXOS after giving effect to the acquisitions of Centrinity, Corechange, Eloquent, Gauss and IXOS, including the impact of restatements of IXOS, using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The acquisition of Centrinity was completed on November 1, 2002, the acquisition of Corechange was completed on February 25, 2003, the acquisition of Eloquent was completed on March 20, 2003 and the acquisition of Gauss was completed on October 16, 2003. The Company intends to acquire 100% of the common shares of IXOS and Gauss and the unaudited pro forma condensed consolidated financial statements are prepared on that basis. As of May 3, 2004, Open Text had acquired approximately 88% and 87% of the common shares of IXOS and Gauss, respectively. As of June 30, 2005 the Company had acquired approximately 94% (March 31, 2006 - 95%) of the common shares of IXOS. Certain information presented within the unaudited pro forma condensed consolidated financial statements has been presented as at June 30, 2005 to correspond to Open Text’s most recently filed audited annual financial statements filed on Form 10-K.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Open Text’s Annual Report on Form 10-K for its fiscal year ended June 30, 2003 and Quarterly Reports on Form 10-Q for its quarters ended September 30, 2003 and December 31, 2003 and with the restated financial statements contained herein for IXOS. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial condition of Open Text that would have been reported had the acquisitions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Open Text. The pro forma condensed consolidated statements of operations do not include any non-recurring charges or credits directly attributable to the acquisition.

Open Text Corporation

Unaudited Pro Forma Condensed Balance Sheet

As of December 31, 2003

(In thousands of US Dollars)

	Open Text	IXOS (restated) (1)	Pro Forma Adjustments		Pro Forma
			(Note 3)
ASSETS
Current Assets
Cash and cash equivalents	$65,421	$31,862	$(66,875	)A	$30,408
Accounts receivable, net of allowance	39,942	51,103	—		91,045
Income taxes recoverable	5,127	—	—		5,127
Unbilled Revenue	—	2,129	—		2,129
Prepaid expenses and other current	4,368	6,280	—		10,648
Deferred taxes	5,866	—	27,986	G	33,852

	120,724	91,374	(38,889)		173,209

Restricted cash	46,837	—	—		46,837
Capital assets	11,850	11,639	2,086	B	25,575
Goodwill	50,262	12,454	153,024	C	215,740
Deferred taxes	13,388	—	22,105	G	35,493
Other assets	35,411	2,059	—		37,470
Intangible assets	—	9,577	89,850	D	99,427

Total Assets	$278,472	$127,103	$228,176		$633,751

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$42,032	$25,373	$46,873	F	$114,278
Deferred revenue	38,628	19,112	(2,278	)W	55,462
Deferred taxes	—	424	12,508	G	12,932
Income taxes payable	—	782	—		782

	80,660	45,691	57,103		183,454

Long Term Liabilities
Deferred revenue	1,149	—	—		1,149
Deferred taxes	2,557	—	32,726	G	35,283
Pension liability	—	1,399	—		1,399
Accrued liabilities	4,944	—	—		4,944

	8,650	1,399	32,726		42,775

Minority interest	—	—	2,633	E	2,633

Shareholders Equity
Share capital	217,810	28,051	162,856	H	408,717
Additional paid in capital, less treasury shares	—	67,889	(67,889	)I	—
Paid in capital – stock warrants	—	—	24,820	J	24,820
Translation adjustment	2,132	2,426	(2,426	)I	2,132
Deficit	(30,780)	(18,353)	18,353	I	(30,780)

	189,162	80,013	135,714		404,889

	$278,472	$127,103	$228,176		$633,751

(1)	Euro converted to USD at rate of 1.2630, the exchange rate in effect at December 31, 2003

See accompanying notes to the pro forma condensed consolidated financial statements

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Twelve-Month Period Ended June 30, 2003

(In thousands of US Dollars, except per share data)

	Open Text Year ended June 30, 2003	Centrinity July 1, 2002 to Oct. 31, 2002 (1)	Corechange July 1, 2002 to Feb. 24, 2003	Eloquent July 1, 2002 to Mar. 19, 2003	Gauss 12 months ended June 30, 2003 (2)	IXOS 12 months ended June 30, 2003 (restated) (2)	IXOS Pro Forma Adjustments		Other Pro Forma Adjustments		Total Pro Forma Adjustments	Pro Forma
							(Note 3)		(Note 3)
Revenues:
License & networking	$75,991	$2,000	$1,997	$847	$8,639	$51,427	—		$(64	)K	$(64)	$140,837
Customer support	63,091	1,853	1,757	254	11,779	43,242	—		—		—	121,976
Service	38,643	418	1,058	671	4,645	37,647	—		—		—	83,082

Total revenues	177,725	4,271	4,812	1,772	25,063	132,316	—		(64)		(64)	345,895

Cost of revenues:
License & networking	6,550	415	882	261	3,614	2,612	(49	)P	(128	)K	(177)	14,157
Customer support	10,406	386	87	195	3,352	30,397	139	P	—		139	44,962
Service	28,241	85	1,059	436	785	11,253	(669	)P	—		(669)	41,190

Total cost of revenues	45,197	886	2,028	892	7,751	44,262	(579)		(128)		(707)	100,309

Gross profit	132,528	3,385	2,784	880	17,312	88,054	579		64		643	245,586

Operating expenses:
Research and development	29,324	825	1,950	1,587	6,233	20,173	(1,805	)P	—		(1,805)	58,287
Sales and marketing	54,532	2,361	7,739	2,546	12,531	58,835	(2,359	)P	—		(2,359)	136,185
General and administrative	13,509	3,406	1,884	2,590	2,661	14,510	(317	)P	—		(317)	38,243

Stock based compensation	—	178	47	184	—	—	—		(409	)L	(409)	—
Restructuring charge	—	—	457	1,205	—	—	—		—		—	1,662
Other operating income	—	—	—	—	—	(6,383)	—		—		—	(6,383)
Other operating expenses	—	—	—	—	—	6,553	(560	)P	—		(560)	5,993
Depreciation	5,009	702	539	313	1,946	—	5,016	Q	—		5,016	13,525
Amortization of acquired intangible assets	3,236	152	—	1,160	2,649	—	14,949	R	(653	)M	14,296	21,493
Impairment of goodwill	—	—	—	—	2,632	—	—		(2,632	)N	(2,632)	—
Total operating expenses	105,610	7,624	12,616	9,585	28,652	93,688	14,924		(3,694)		11,230	269,005

Income (loss) from operations	26,918	(4,239)	(9,832)	(8,705)	(11,340)	(5,634)	(14,345)		3,758		(10,587)	(23,419)

Other income (loss)	2,733	314	(6,803)	(1,821)	(693)	(4,819)	—		2,611	O	2,611	(8,478)
Interest income	1,283	64	7	102	110	806	—		—		—	2,372

Income (loss) before income taxes	30,934	(3,861)	(16,628)	(10,424)	(11,923)	(9,647)	(14,345)		6,369		(7,976)	(29,525)
Provision for income taxes	3,177	—	—	—	333	702	—		—		—	4,212

Net income (loss) for the period	$27,757	$(3,861)	$(16,628)	$(10,424)	$(12,256)	$(10,349)	$(14,345)		$6,369		$(7,976)	$(33,737)

Basic net income (loss) per share	$0.71											$(0.70)
Diluted net income (loss) per share	$0.67											$(0.70)
Weighted average number of Common Shares outstanding - basic *	39,050										*&	48,336
Weighted average number of Common Shares outstanding - diluted *	41,394										*&	48,336
* - adjusted for stock split October 8, 2003 & - adjusted for shares issued to acquire IXOS

(1)	Canadian Dollar converted to USD at rate of 0.6404, the average rate of the period.
(2)	Euro converted to USD at rate of 1.0552, the average rate of the period.

See accompanying notes to the pro forma condensed consolidated financial statements

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Six-Month Period Ended December 31, 2003

(In thousands of US Dollars, except per share data)

	Open Text	Gauss July 1, 2003 to Oct. 15, 2003 (1)	IXOS July 1, 2003 to December 31, 2003 (restated) (2)	IXOS Pro Forma Adjustments		Other Pro Forma Adjustments		Pro Forma
				(Note 3)		(Note 3)
Revenues:
License & networking	$44,760	$1,098	$32,608	$—		$—		$78,466
Customer support	41,348	3,105	29,650	—		—		74,103
Service	19,751	1,058	23,252	—		—		44,061

Total revenues	105,859	5,261	85,510	—		—		196,630

Cost of revenues:
License & networking	3,841	1,071	1,637	(18	)S	—		6,531
Customer support	7,235	781	6,455	(190	)S	—		14,281
Service	16,329	183	18,144	(220	)S	—		34,436

Total cost of revenues	27,405	2,035	26,236	(428)		—		55,248

Gross profit	78,454	3,226	59,274	428		—		141,382

Operating expenses:
Research and development	17,955	1,437	34,446	(1,941	)S	—		51,897
Sales and marketing	32,307	3,128	13,289	(811	)S	—		47,913
General and administrative	8,241	3,062	8,776	(343	)S	—		19,736
Total stub period expense	—	1,347	—	—		—		1,347
Depreciation	2,666	592	—	2,763	S	105	T	6,126
Amortization of acquired intangible assets	2,822	576	—	7,474	S/U	(10	)U	10,862
Other operating income	—	—	(3,689)	—		—		(3,689)
Other operating expenses	—	—	3,682	(318	)S	—		3,364

Total operating expenses	63,991	10,142	56,504	6,824		95		137,556

Income (loss) from operations	14,463	(6,916)	2,770	(6,396)		(95)		3,826

Other income (loss)	488	555	(212)	—		(43	)V	788
Interest income	437	23	59	—		—		519

Income (loss) before income taxes	15,388	(6,338)	2,617	(6,396)		(138)		5,133
Provision for income taxes	4,341	(348)	112	—		—		4,105

Net income (loss) for the period	$11,047	$(5,990)	$2,505	$(6,396)		$(138)		$1,028

Basic net income (loss) per share	$0.28							$0.02
Diluted net income (loss) per share	$0.26							$0.02
Weighted average number of Common Shares outstanding - basic	39,947					*	&	49,233
Weighted average number of Common Shares outstanding - diluted	42,872					*	&	52,158
* - adjusted for stock split October 8, 2003
* adjusted for shares issued to acquire IXOS

(1)	Euro converted to USD at rate of 1.1299, the average rate of the period.
(2)	Euro converted to USD at rate of 1.1691, the average rate of the period.

See accompanying notes to the pro forma condensed consolidated financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of US Dollars)

Note 1: Basis of Presentation

The unaudited pro forma condensed consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in Open Text’s amended Form 8-K/A prepared in connection with the acquisition of IXOS. These unaudited pro forma condensed consolidated financial statements give effect to the acquisitions of Centrinity, Corechange, Eloquent, Gauss and IXOS.

Certain information and certain footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The information concerning Open Text has been obtained from the audited consolidated financial statements of Open Text for the year ended June 30, 2003 and the unaudited consolidated financial statements for the six months ended December 31, 2003. The information concerning IXOS has been obtained from the audited restated consolidated financial statements of IXOS for the year ended June 30, 2003 and the unaudited restated consolidated financial statements for the six months ended December 31, 2003. The information concerning Gauss has been obtained from the audited consolidated financial statements of Gauss for the year ended December 31, 2002 and the nine months ended September 30, 2003 and the unaudited consolidated financial statements for the six months ended June 30, 2003 and 2002, the three months ended September 30, 2003 and for the period from October 1, 2003 to October 15, 2003, being the day immediately prior to the completion of the acquisition of Gauss by Open Text. The information concerning Eloquent has been obtained from the audited consolidated financial statements of Eloquent for the year ended December 31, 2002 and the unaudited consolidated financial statements for the six months ended December 31, 2002 and for the period from January 1, 2003 to March 19, 2003, being the day immediately prior to the completion of the acquisition of Eloquent by Open Text. The information concerning Corechange has been obtained from the audited consolidated financial statements of Corechange for the year ended December 31, 2002 and the unaudited consolidated financial statements for the six months ended December 31, 2002 and for the period from January 1, 2003 to February 24, 2003, being the day immediately prior to the completion of the acquisition of Corechange by Open Text. The information concerning Centrinity has been obtained from the audited consolidated financial statements for the year ended September 30, 2002 and unaudited consolidated financial statements for the three months ended September 30, 2002 and the unaudited consolidated financial statements for the four-month period ended October 31, 2002, being the day immediately prior to the acquisition date of Centrinity.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s financial position or results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.

Note 2: Purchase Price Allocation

On February 19, 2004, Open Text closed the Tender Offer, pursuant to which, 2016091 Ontario Inc., a wholly owned subsidiary of Open Text, acquired a total of 19,157,428 IXOS shares or approximately 88% of the ordinary share capital and voting rights of IXOS, including shares acquired in the open market. Of these IXOS shares, 17,792,529 shares (approximately 93% of the tendered shares) were tendered for the Alternative Consideration of Open Text shares and warrants, with the balance, including shares purchased on the open market, tendered for approximately $15 million in cash. The Alternative Consideration for each IXOS share consists of 0.5220 of an Open Text common share and 0.1484 of a warrant. Each whole warrant is exercisable to purchase one Open Text common share for up to one year after the closing date of the Tender Offer at a strike price of US $20.75 per share.

Approximately 9.3 million Open Text shares were issued in conjunction with the tender offer for IXOS. The shares were valued at the weighted average share price two days before and after the acquisition was announced. Accordingly, the fair value of the issued shares was approximately $191 million.

Approximately 2.6 million warrants were issued in conjunction with the Alternate Consideration. The fair value of each warrant was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

Volatility	60%
Risk-free interest rate	3.5%
Dividend yield	—
Expected life	1 year

Based on this methodology, the warrants were valued at $9.40 each for a total value assigned of approximately $25 million.

Open Text intends to acquire 100% of the shares of IXOS and, accordingly, these pro forma financial statements are prepared on this basis. Between the closing date of the tender offer and June 30, 2005, Open Text acquired an additional 5,592,250 common shares of IXOS. As a result of the additional purchases up to June 30, 2005, 2016091 Ontario Inc. obtained a total of 24,749,678 IXOS shares or approximately 94% ownership of IXOS.

For the purpose of these pro forma financial statements, the purchase price of IXOS has been allocated to the assets acquired and liabilities assumed based on their fair values at the dates of acquisitions giving effect to the original tender offer and subsequent step acquisitions. For certain assets and liabilities, the book values at the balance sheet date have been determined to reflect fair values. The following table summarizes the components of the total purchase price of IXOS and the pro forma allocation:

Current assets (excluding cash acquired)	$87,498
Non-current assets	37,889
Intangible assets	99,427
Goodwill	165,478

Total assets acquired	390,292
Liabilities	(136,919)
Minority interest	(2,633)

Purchase price, net of cash acquired	$250,740

Note 3: Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

A.	Represents, as of June 30, 2005, the cash consideration paid for IXOS by Open Text at the closing of the tender offer, additional cash consideration for the subsequent step acquisitions to acquire the shares of IXOS and usage of accruals set up for acquisition related costs.

B.	Represents the fair value adjustment to capital assets associated with IXOS acquisition.

C.	To record the new goodwill related to the acquisition of IXOS and to eliminate the historical goodwill of IXOS (see Note 2).

Elimination of IXOS historical goodwill	$(12,454)
Goodwill from IXOS acquisition	165,478

$153,024

D.	To record the new intangible assets related to the acquisition of IXOS (see Note 2).

Customer intangibles from IXOS acquisition	$37,500
Core technology intangibles from IXOS acquisition	20,757
Application technology intangibles from IXOS acquisition	41,170

99,427
Less existing IXOS intangible assets	(9,577)

$89,850

E.	Minority interest assumed

F.	To record the Company’s severance and relocation costs related to certain IXOS employees, costs of vacating certain facilities and other direct costs associated with the transaction.

G.	To record deferred tax assets and deferred tax liabilities related to IXOS acquisition.

H.	To eliminate the share capital of IXOS and to record the shares issued by Open Text to acquire IXOS as follows:

Share capital of IXOS	$(28,051)
Shares issued to acquire IXOS	190,907

$162,856

I.	To eliminate the additional paid in capital, translation adjustment and accumulated deficit of IXOS.

J.	To record the stock warrants issued associated with the acquisition of IXOS.

K.	To eliminate the revenues and expenses for hosting activities, as Open Text exited Centrinity’s hosting operations upon completion of that acquisition.

L.	To remove the stock-based compensation recorded in Centrinity, Eloquent, and Corechange as follows:

Centrinity	$178
Corechange	47
Eloquent	184

$409

As Open Text acquired the entire capital structure of Centrinity, Eloquent and Corechange as part of these acquisitions, Open Text incurs no such expenses post-acquisition.

M.	To adjust amortization relating to the identifiable intangible assets recorded at the time of the acquisition of Centrinity, Corechange, Eloquent, and Gauss and to reflect the elimination of Centrinity’s goodwill amortization and Eloquent’s, and Gauss’ intangible asset amortization as follows:

Amortization of acquired intangible assets relating to Centrinity acquisition	$408
Amortization of acquired intangible assets relating to Eloquent Acquisition	332
Amortization of acquired intangible assets relating to Corechange Acquisition	628
Amortization of acquired intangible assets relating to Gauss acquisition	1,940
Elimination of Eloquent’s historical intangible asset amortization	(1,160)
Elimination of Centrinity’s historical goodwill amortization	(152)
Elimination of Gauss’ historical intangible asset amortization	(2,649)

$(653)

Based on the independent valuators reports, the Company has selected amortization periods of 5–7 years for various components of the acquired technology, as well as an amortization period of 3 years for customer contracts and 7 years for customer relationships.

N.	To eliminate Gauss’ goodwill impairment charge based upon the annual impairment test performed by Gauss.

O.	To remove the accretion and dividends on Corechange’s preferred stock and interest expense on Corechange’s warrants recorded by Corechange, the interest on Gauss’ convertible debt which was converted to common shares at the acquisition date and the minority interest recorded in Gauss’ statement of operations.

Elimination of Corechange’s dividends and interest	$2,563
Elimination of Gauss’ interest on convertible debt	197
Elimination of Gauss’ minority interest	(149)

$2,611

P.	To adjust IXOS presentation to conform to Open Text’s presentation.

Cost of revenue – license	$(49)
Cost of revenue – service	(669)
Cost of revenue – customer support	139

Total	(579)

Sales and marketing expenses	(2,359)
Research and development	(1,805)
G&A	(317)
Other operating expenses	(560)
Depreciation	4,807
Amortization of acquired intangibles	813

Total	579

Net adjustment	—

Q.	To adjust the depreciation of capital assets associated with the IXOS acquisition.

Depreciation of capital asset adjustment	$209
Reallocation of depreciation of existing capital assets (see note P)	4,807

$5,016

R.	To adjust amortization relating to the identifiable intangible assets recorded at the time of the acquisition of IXOS and to reflect the elimination of IXOS’ goodwill amortization as follows:

Elimination of IXOS historical intangible asset amortization	$(813)
Amortization of acquired intangible assets relating to IXOS acquisition	14,949

14,136
Re-allocation of IXOS amortization to conform with Open Text’s reporting structure (see note P for adjustment)	813

$14,949

S.	To adjust IXOS presentation to conform to Open Text’s presentation:

Cost of revenue – license	(18)
Cost of revenue – service	(220)
Cost of revenue – customer support	(190)

Total cost of sales	(428)

Sales and marketing expenses	(811)
Research and development	(1,941)
G&A	(343)
Other operating expenses	(318)
Depreciation	2,763
Amortization of acquired intangibles	1,078

Total operating expenses	428

Net adjustment	—

T.	To adjust the depreciation related to the capital assets associated with the IXOS acquisition.

U.	To adjust amortization relating to the identifiable intangible assets recorded at the time of the acquisition of Gauss and IXOS and to reflect the elimination of Gauss’ and IXOS’ intangible asset amortization as follows:

Elimination of Gauss’ historical intangible asset amortization	$(576)
Amortization of acquired intangible assets relating to Gauss acquisition	566

$(10)

Elimination of IXOS’ historical intangible asset amortization	(1,078)
Amortization of acquired intangible assets relating to IXOS acquisition	7,474

$6,396

V.	To remove the interest on Gauss’ convertible debt, which was converted to common shares at the merger date and the minority interest recorded in Gauss’ statement of operations.

Elimination of Gauss’ interest on convertible debt	$100
Elimination of Gauss’ minority interest	(143)

$(43)

W.	To eliminate a portion of deferred revenue using a valuation based on estimated costs and appropriate profit margin to perform the services related to IXOS’ deferred maintenance contracts.

Note 4: Forward-Looking Statements

This document contains forward-looking statements that are based on a number of assumptions and estimates and that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the actual results or performance of Open Text and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements.

The risks, uncertainties and assumptions referred to above include the challenges of integration associated with the acquisitions or other planned acquisitions; the inability to achieve anticipated synergies; the costs associated with the acquisitions; the inability to maintain revenues on a combined company basis; employee management issues; the timely development, production and acceptance of products and services; the challenge of managing asset levels and expenses; and the other risks that are described from time to time in Open Text’s Securities and Exchange Commission reports, including but not limited to Open Text’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

Open Text assumes no obligation and does not intend to update these forward-looking statements.